EXHIBIT (17)(b)


                             THREE EASY WAYS TO VOTE

               THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS
                       REGARDING THE FIRST AMERICAN FUNDS.

It is important that you vote on these issues. After you have reviewed the proxy information, please vote your shares by utilizing one of the methods described below.

         BY PHONE:

                  Simply dial the toll free number located on your voting instruction form. You will need your 12 digit control number located on the voting instruction form at the time of the call.

         BY INTERNET:

                  Visit http://www.proxyvote.com. Once there, enter the 12 digit control number located on your voting instruction form.

         BY MAIL:

                  Simply enclose your voting instruction form in the postage-paid envelope found within your proxy package.


                             YOUR VOTE IS IMPORTANT!
                               PLEASE VOTE TODAY.


BEN 3/2002

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                             THREE EASY WAYS TO VOTE

               THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS
                       REGARDING THE FIRST AMERICAN FUNDS.

It is important that you vote on these issues. After you have reviewed the proxy information, please vote your shares by utilizing one of the methods described below.

         BY PHONE:

                  Call toll free 800-690-6903. You will need your 12 digit control number located on your proxy card at the time of the call.

         BY INTERNET:

                  Visit http://www.proxyvote.com. Once there, enter the 12 digit control number located on your proxy card.

         BY MAIL:

                  Simply enclose your proxy card(s) in the postage-paid envelope found within your proxy package.


                             YOUR VOTE IS IMPORTANT!
                               PLEASE VOTE TODAY.


REG 3/2002